Exhibit 10.63

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of November 4, 2009 by and among LECG, LLC (the “Company”), the financial institutions party hereto (the “Lenders”), and BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.            The Company, the financial institutions party thereto and the Administrative Agent entered into a Credit Agreement dated as of December 15, 2006 and amended by Amendments to Credit Agreement dated as of July 16, 2007, December 20, 2007, February 9, 2009 and March 30, 2009 (as so amended, the “Credit Agreement”).

B.            The Company, the Lenders and the Administrative Agent wish to further amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Section 1.1 of the Credit Agreement shall be amended by amending and restating “Adjusted EBITDA” to read in full as follows:

Adjusted EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, and without duplication, (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization for such period, including, but not limited to, amortization of Signing and Performance Bonus expense, (iv) non-cash equity compensation expense, (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in the future), (vi) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (vii) goodwill impairment expense per GAAP, (viii) for periods including such quarters, cash restructuring charges incurred in the fiscal quarters ended December 31, 2008 (in an amount not to exceed $6,500,000) and ending March 31, 2009 and June 30, 2009 (in an amount not to exceed $2,500,000 for both quarters combined) and ending September 30, 2009 in an amount not to exceed $1,250,000, (ix) expensed acquisition costs of up to $1,000,000 and (x) for periods including such quarter, lease impairment charges of up to $2,000,000 incurred in the fiscal quarter ending September 30, 2009 and that are non-cash charges in such quarter (“Lease Impairment Charges”) minus, to the extent included in Consolidated Net Income, (a) extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, for such period and (b) for periods subsequent to the fiscal quarter ending September 30, 2009, cash charges realized in respect of Lease Impairment Charges. In addition, “Adjusted EBITDA” shall also (x) include Adjusted EBITDA for each Subsidiary, business or division acquired in an Acquisition occurring during such period for which financial statements have been received as required pursuant hereto as if such Acquisition had occurred as of the first day of such period, and (y) exclude Adjusted EBITDA attributable to each Asset Disposition of a Subsidiary, business or division occurring in the relevant period as if such Asset Disposition had occurred as of the first day of such period.

(b)           Section 1.1 of the Credit Agreement shall be further amended by adding the following sentence at the end of the definition “Applicable Margin”:

Notwithstanding the foregoing, at all times from the Fifth Amendment Effective Date, until such time as the Required Lenders may deliver a notice to the Administrative Agent terminating such lock-in period (“Lock-In Termination Notice”), the Applicable Margin shall be determined based solely upon Level III, and after delivery of such Lock-In Termination Notice, the Applicable Margin shall again be determined in accordance with the foregoing table, subject to the other terms and provisions hereof.

(c)           Section 1.1 of the Credit Agreement shall be further amended by amending and restating “EBIT” to read in full as follows:

EBIT means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, without duplication, (i) Interest Expense, (ii) income tax expense, (iii) amortization of Signing and Performance Bonus expense, (iv) non-cash equity compensation expense, (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in the future), (vi) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (vii) goodwill impairment expense per GAAP, (viii) for periods including such quarters, cash restructuring charges incurred in the fiscal quarters ended December 31, 2008 (in an amount not to exceed $6,500,000) and ending March 31, 2009 and June 30, 2009 (in an amount not to exceed $2,500,000 for both quarters combined) and ending September 30, 2009 in an amount not to exceed $1,250,000, (ix) expensed acquisition costs of up to $1,000,000 and (x) for periods including the fiscal quarter ending September 30, 2009, Lease Impairment Charges minus, to the extent included in Consolidated Net Income, (a) extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, for such period and (b) for periods subsequent to the fiscal quarter ending September 30, 2009, cash charges realized in respect of Lease Impairment Charges.

(d)           Section 1.1 of the Credit Agreement shall be further amended by deleting the definition “EBITDA”.

(e)           Section 1.1 of the Credit Agreement shall be further amended by adding the following definition, in appropriate alphabetical order:

Fifth Amendment Effective Date means the “Effective Date”, as defined in that Fifth Amendment to Credit Agreement dated as of November 4, 2009 by and among the Company, the Administrative Agent and the financial institutions party thereto.

(f)            Section 1.1 of the Credit Agreement shall be further amended, at the definition of “Restricted Period”, by deleting “EBITDA” and inserting in its place “Adjusted EBITDA”.

(g)           Section 1.1 of the Credit Agreement shall be further amended by deleting the following:

Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Commitment (less Revolving Outstandings at such time).

(h)           Section 1.1 of the Credit Agreement shall be further amended by deleting the definition “Total Debt to EBITDA Ratio”.

(i)            Section 10.2 of the Credit Agreement shall be amended by adding the following at the end thereof:

“Without limitation of the foregoing, the Company shall cooperate with, and pay all costs and expenses of a collateral field audit, to be performed by the Administrative Agent during the period ending December 31, 2009, which audit shall be of scope and detail satisfactory to the Administrative Agent in its sole discretion and may include contacting accounts receivable obligors, the results of such field audit to be satisfactory to the Administrative Agent in its sole discretion.”

(j)            Section 11.4(vi)(C) and Section 11.4(vi)(G) of the Credit Agreement shall be amended by deleting “EBITDA” each time it appears and inserting in its place “Adjusted EBITDA”

(k)           Section 11.12.1 of the Credit Agreement shall be amended and restated to read in full as follows:

11.12.1        Total Debt to Adjusted EBITDA Ratio.  Not permit the Total Debt to Adjusted EBITDA Ratio as of the last day of any Computation Period to exceed (i) for any Computation Period ending prior to December 31, 2009, 2.50 to

1.00 and (ii) for any Computation Period ending on or around December 31, 2009 and thereafter, 2.00 to 1.00.

(l)            Section 11.12.2 of the Credit Agreement shall be amended and restated to read in full as follows:

11.12.2        Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than the amount indicated below:

Fiscal Quarter Ending Nearest	Minimum Ratio
December 31, 2008	2.00:1.00
March 31, 2009	1.50:1.00
June 30, 2009	1.25:1.00
September 30, 2009	1.25:1.00
December 31, 2009	1.25:1.00
March 31, 2010	1.50:1.00
June 30, 2010	1.75:1.00
September 30, 2010 and thereafter	2.00:1.00

(m)          Section 11.13 of the Credit Agreement shall be amended and restated to read in full as follows:

11.13       Signing and Performance Bonuses.  Not, and not permit any other Loan Party to, pay any Signing and Performance Bonus unless (i) such Signing and Performance Bonus is paid in accordance with the terms of an agreement in effect on the Closing Date, as such agreement is in effect on the Closing Date, or (ii) such Signing and Performance Bonus is being paid pursuant to the terms of any other agreement and (x) the aggregate amount of all such Signing and Performance Bonuses paid in each 12 month period does not exceed the amount indicated below, (y) no Unmatured Event of Default or Event of Default would occur after giving pro forma effect to the payment of such Signing and Performance Bonus and (z) the conditions specified in clauses (D) and (J) of Section 11.4(c)(vi) shall have been satisfied:

12 Month Period Ending	Maximum
October 1, 2007 through September 30, 2008	75% of Adjusted EBITDA for such 12 month period
October 1, 2008 through June 30, 2009	100% of Adjusted EBITDA for such 12 month period
July 1, 2009 through September 30, 2009	75% of Adjusted EBITDA for such 12 month period
October 1, 2009 through December 31, 2009	100% of Adjusted EBITDA for such 12 month period

January 1, 2010 through June 30, 2010	75% of Adjusted EBITDA for such 12 month period
July 1, 2010 through September 30, 2010 and thereafter	50% of Adjusted EBITDA for such 12 month period

(n)           The Credit Agreement shall be further amended by deleting Exhibit B thereof and replacing it with the Exhibit B attached hereto as Annex I.

3.             Waiver.

(a)           For purposes of this waiver, the “Existing Defaults” shall mean any Event of Default or Unmatured Event of Default existing as of the Effective Date pursuant to (i) Section 13.1.5 of the Credit Agreement by virtue of any breach as of September 30, 2009 in respect of Section 11.12.2 of the Credit Agreement, and (ii) Section 13.1.5 of the Credit Agreement by virtue of any breach of Section 11.13 of the Credit Agreement in respect of the 12 month period ended September 30, 2009.

(b)           Subject to and upon the terms and conditions hereof and with effect on the Effective Date, the Lenders hereby waive the Existing Defaults.

(c)           Nothing contained herein shall be deemed a waiver of (or otherwise affect the Lenders’ ability to enforce) any other default or event of default under the Credit Agreement, including (i) any default or event of default as may now or hereafter exist and arise from or otherwise be related to (but not otherwise constituting) the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and (ii) any default or event of default arising at any time after the Effective Date and which is the same as or similar to the Existing Defaults.

4.             Effectiveness.  (a)  This Amendment (including the waiver at Section 3) shall become effective upon the satisfaction of each of the following conditions precedent (such date, the “Effective Date”):

(i)            The Administrative Agent shall have received duly-executed counterpart originals (or, if agreed by Administrative Agent, fax or PDF copies) of this Amendment from the Company and the Required Lenders.

(ii)           The Administrative Agent shall have received from the Company a certificate signed by the secretary, assistant secretary or chief financial officer of the Loan Parties, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by the Loan Parties of this Amendment and the other documents and agreements delivered in connection herewith (together, the “Amendment Documents”).

(iii)          The Administrative Agent shall have received such evidence of the valid existence and good standing of the Loan Parties executing any of the Amendment Documents as the Administrative Agent shall request.

(iv)          The Company shall have submitted to the Administrative Agent an irrevocable notice pursuant to Section 6.1.1 of the Credit Agreement, permanently reducing the Revolving Commitment to $75,000,000.  The Administrative Agent and Lenders hereby waive the five Business Days notice requirement in connection with such notice.

(v)           The Company shall have paid all fees required under that letter dated October 26, 2009, among Banc of America Securities LLC, the Administrative Agent and the Company.

(vi)          The Company shall have paid or reimbursed to the Administrative Agent all reasonable and documented costs and attorneys’ fees incurred by the Administrative Agent in connection with this Amendment and the other Amendment Documents.

(vii)         The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such additional opinions, approvals, consents, documents and other information as the Administrative Agent or any Lender shall reasonably request.

(b)           For the avoidance of doubt, the amendments set forth in Sections 2(a) and 2(c) shall be deemed effective as of September 30, 2009 and thereafter.

5.             Representations and Warranties.  To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Company represents and warrants as follows:

(a)           The Company is duly authorized to execute and deliver this Amendment and the other Amendment Documents, and to perform its obligations hereunder and thereunder.

(b)           The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement), as amended hereby, are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

6.             Affirmation.  Except as expressly amended hereby or by the other Amendment Documents, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Company hereby fully ratifies and affirms each Loan Document to which it is a party.  Any reference to the Credit Agreement found in the Credit Agreement or any other Loan Document shall be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

7.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of an original counterpart.

8.             Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

9.             APPLICABLE LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

10.           Costs and Expenses.  The Company hereby affirms its obligation under Section 15.5 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses paid or incurred thereby in connection with the preparation, execution and delivery of this Amendment and the other Amendment Documents, including but not limited to the Attorney Costs with respect thereto.

[signature pages follow]

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

LECG, LLC

By:	/s/ Steven R. Fife

Name:	Steven R. Fife

Title:	CFO

[Signature Page 1 to Fifth Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ken Puro

Name:	Ken Puro

Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Lender, and a Lender

By:	/s/ David H. Leimsieder

Name:	David H. Leimsieder

Title:	Senior Vice President

[Signature Page 2 to Fifth Amendment]

U. S. BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

[Signature Page 3 to Fifth Amendment]

KEY BANK N.A., as a Lender

By:	/s/ Raed Y. Alfayoumi

Name:	Raed Y. Alfayoumi

Title:	Vice President

[Signature Page 4 to Fifth Amendment]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ David A. Alderson

Name:	David A. Alderson

Title:	Vice President

[Signature Page 5 to Fifth Amendment]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John P. Brazzale

Name:	John P. Brazzale

Title:	Senior Vice President

[Signature Page 6 to Fifth Amendment]

ANNEX I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:          Bank of America, N.A.

Please refer to the Second Amended and Restated Credit Agreement dated as of December 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among LECG, LLC (the “Company”), various financial institutions and LaSalle Bank National Association (predecessor by merger to Bank of America, N.A.), as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.                                         Reports.  Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Parent as at                           ,            (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Parent as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.                                     Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.                                    Section 11.12.2 — Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income		$

2.	Plus:	(i) Interest Expense	$
		(ii) income tax expense	$
		(iii) amortization of Signing and	$
Performance Bonus expense
		(iv) non-cash equity compensation	$
		(v) other non-cash charges — Specify:	$
$
$
$
		(vi) extraordinary non-cash losses	$
		(vii) goodwill impairment	$

(viii) cash restructuring charges incurred in fiscal quarters ended December 31, 2008 (< $6,500,000) and ending March 31, 2009 and June 30, 2009 (< $2,500,000 for both quarters combined) and ending September 30, 2009 (< $1,250,000) (if applicable)

$
		(ix) expensed acquisition costs (< $1,000,000)	$
		(x) for fiscal quarter ending September 30, 2009, Lease Impairment Charges (< $2,000,000)	$

3.	Minus:	(a) extraordinary gains realized other than in the ordinary course of business	$
		(b) for periods subsequent to the fiscal quarter ending September 30, 2009, cash charges realized in respect of Lease Impairment Charges (< $2,000,000)	$

4.		Total (EBIT)	$

5.		Rentals	$

6.		Sum of (4) and (5)	$

7.		Cash Interest Expense	$

8.		Sum of (5) and (7)	$

9.		Ratio of (6) to (8)	to 1.00

10.		Minimum Required:

Fiscal Quarter Ending Nearest	Minimum Ratio
December 31, 2008	2.00:1.00
March 31, 2009	1.50:1.00
June 30, 2009	1.25:1.00
September 30, 2009	1.25:1.00
December 31, 2009	1.25:1.00
March 31, 2010	1.50:1.00
June 30, 2010	1.75:1.00
September 30, 2010 and thereafter	2.00:1.00

B.                                    Section 11.12.1 — Maximum Total Debt to Adjusted EBITDA Ratio

1.	Total Debt		$

2.	Consolidated Net Income		$

3.	Plus:	(i) Interest Expense	$
		(ii) income tax expense	$
		(iii) depreciation	$
		(iv) amortization	$
		(v) non-cash equity compensation	$
		(vi) other non-cash charges — Specify:	$
$
$
$
		(vii) extraordinary non-cash losses	$
		(viii) goodwill impairment	$

(ix) cash restructuring charges incurred in fiscal quarters ended (a) December 31, 2008 (< $6,500,000) and ending March 31, 2009 and June 30, 2009 (< $2,500,000 for both quarters combined) and (b) ending September 30, 2009 (< $1,250,000) (if applicable)

$
		(x) expensed acquisition costs (up to $1,000,000)	$
		(xi) for fiscal quarter ending September 30, 2009, Lease Impairment Charges (< $2,000,000)	$

4.	Minus:	(a) extraordinary gains realized other than in the ordinary course of business	$
		(b) for periods subsequent to the fiscal quarter ending September 30, 2009, cash charges realized in respect of Lease Impairment Charges (< $2,000,000)	$

5.	Total (Adjusted EBITDA)		$

6.	Ratio of (1) to (5)		to 1

7.	Maximum allowed		2.00:1.00

C.                                    Section 11.12.3 — Minimum Asset Coverage Ratio

1.	Cash	$

2.	Net accounts receivable	$

3.	Total Debt plus undrawn letters of credit	$

4.	Ratio of ((1) + (2)) to (3)	to 1

5.	Minimum allowed	1.50:1.00

D.            Section 11.13 — Signing and Performance Bonuses

1.	Signing and Performance Bonuses paid in 12 month period ending on Computation Date	$

2.	Maximum allowed:

12 Month Period Ending	Maximum
October 1, 2007 through September 30, 2008	75% of Adjusted EBITDA for such 12 month period
October 1, 2008 through June 30, 2009	100% of Adjusted EBITDA for such 12 month period

12 Month Period Ending	Maximum
July 1, 2009 through September 30, 2009	75% of Adjusted EBITDA for such 12 month period
October 1, 2009 through December 31, 2009	100% of Adjusted EBITDA for such 12 month period
January 1, 2010 through June 30, 2010	75% of Adjusted EBITDA for such 12 month period
July 1, 2010 through September 30, 2010 and thereafter	50% of Adjusted EBITDA for such 12 month period

E.             Restricted Period Termination

1.	Adjusted EBITDA (B.5)	$

	Minimum	$25,000,000

2.	Fixed Charge Coverage Ratios for any two or more consecutive Computation Periods, each ending after March 31, 2009, greater than 2.00:1:00 (Y/N)?

	Restricted Period Terminated (Y/N)?

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                         ,        .

LECG, LLC

By:

Title: